===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            SCIENTIFIC ATLANTA INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO OF SCIENTIFIC ATLANTA]

Dear Shareholder:

  You are cordially invited to attend the annual meeting of shareholders of Scientific-Atlanta, Inc. to be held on Wednesday, November 7, 2001, at 9:00 a.m., local time, at our offices located at 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044. At this year's meeting, the shareholders will consider the following company proposals, all of which are described in the attached proxy statement:

 1.       The election of four directors;

 2. A proposal to ratify the selection of Arthur Andersen LLP as our independent auditors for the 2002 fiscal year; and

 3. Such other matters as may properly come before the meeting and at any adjournments thereof.

  This year we will continue to offer the following opportunities:

 . We will offer you the flexibility of voting your Scientific-Atlanta shares by telephone or over the Internet, in addition to the traditional mail-in method. Telephone and Internet voting give you the convenience of voting 24 hours a day, seven days a week. Simply follow the instructions on your proxy card included in your proxy package.

 . We will also offer you the opportunity during this year's voting process to elect to view future annual reports and proxy material on the Internet, rather than receive paper copies in the mail. This service helps Scientific-Atlanta reduce printing and postage costs.

  We look forward to seeing you at the annual meeting.

                                 Sincerely,
                                 /s/ William E. Eason, Jr.
                                 William E. Eason, Jr.
                                 Senior Vice President and Secretary

October 2, 2001

Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044

                            SCIENTIFIC-ATLANTA, INC.

                      2001 ANNUAL MEETING OF SHAREHOLDERS

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                               TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING ..................................................   i
PROXY STATEMENT............................................................   1
General Information........................................................   1
  Why am I receiving these annual meeting materials?.......................   1
  What is the purpose of the annual meeting?...............................   1
  Who may vote?............................................................   1
  How much does each share count?..........................................   1
  How do I give voting instructions?.......................................   1
  How do I vote by Internet?...............................................   2
  How do I vote by telephone?..............................................   2
  How do I vote by mail?...................................................   2
  Will my shares be voted if I do not provide my proxy?....................   2
  What if I return my proxy card but do not provide voting instructions?...   2
  How can I revoke a proxy?................................................   2
  What does it mean if I receive more than one proxy card?.................   3
  Who will bear the cost of soliciting votes for the meeting?..............   3
  Who counts the votes?....................................................   3
  What are some of the considerations relating to electronic access of
   annual meeting materials?...............................................   3
  Does the information in this proxy statement reflect the March 2000 stock
   split?..................................................................   3
Certain Beneficial Ownership...............................................   4
Proposal No. 1 (Election of Directors).....................................   7
Meetings and Committees of the Board of Directors..........................  10
Report of the Human Resources and Compensation Committee...................  11
Compensation of Officers and Directors.....................................  14
Performance Graph..........................................................  20
Proposal No. 2 (Selection of Independent Public Accountants)...............  20
Report of the Audit Committee..............................................  20
Audit Fees.................................................................  21
Financial Information Systems Design and Implementation Fees...............  21
All Other Fees.............................................................  21
Other Matters..............................................................  21
Section 16(a) Beneficial Ownership Reporting Compliance....................  22
Form 10-K Annual Report....................................................  22
Shareholder Proposals and Nominations for 2002 Annual Meeting..............  22
Appendix A: Audit Committee Charter........................................ A-1

                            SCIENTIFIC-ATLANTA, INC.
                      2001 ANNUAL MEETING OF SHAREHOLDERS
                            NOTICE OF ANNUAL MEETING

Time:                         9:00 a.m., Wednesday, November 7, 2001

Place:                        Scientific-Atlanta, Inc.
                              5030 Sugarloaf Parkway
                              Lawrenceville, GA 30044

Items of Business:            1. Elect the following four directors:
                                 .James I. Cash, Jr.
                                 .David W. Dorman
                                 .James F. McDonald
                                 .Terence F. McGuirk

                              2. Ratify the selection of Arthur Andersen LLP as our independent auditors for fiscal year 2002.

                              3. Transact such other business as may properly come before the meeting, and any adjournment or postponement.

Who May Vote:                 You can vote if you were a shareholder of record
                              at the close of business on September 17, 2001.

Documents:                    A proxy solicited by our board of directors,
                              notice of our 2001 Annual Meeting, our 2001 Proxy
                              Statement and our 2001 Annual Report are included in this mailing.

Proxy Voting:                 Your vote is important. Please vote in one of
                              these ways:

                              1. Visit the web site listed on your proxy card;

                              2. Use the toll-free telephone number shown on your proxy card; or

                              3. Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

Electronic Delivery:          During this year's voting process you may consent
                              to receive future annual meeting materials by Internet, instead of using the traditional paper-based delivery system.

 By Order of the Board of Directors, William E. Eason, Jr., Secretary, October
                                    2, 2001

                           SCIENTIFIC-ATLANTA, INC.

                            PROXY STATEMENT FOR THE
                        ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 7, 2001

                              GENERAL INFORMATION









Why am I receiving these annual meeting materials?

  The board of directors of Scientific-Atlanta is providing these materials for you in connection with our 2001 annual meeting of shareholders and any adjournments thereof. As a shareholder, you are invited to attend the meeting and are entitled to vote on the proposals described in this proxy statement.

  The meeting will be held at 9:00 a.m., local time, on November 7, 2001 at our offices located at 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044. These proxy materials are first being mailed to shareholders on or about October 2, 2001.

What is the purpose of the annual meeting?

  At the annual meeting, you will act upon the matters outlined in the notice of meeting, including the following:

  .  To elect four directors; and

  . To ratify the selection of Arthur Andersen LLP as our independent auditors for the 2002 fiscal year.

  Our board of directors recommends that you vote your shares "FOR" each of the nominees to the board, and "FOR" ratification of the auditors.

  In addition, on our proxy card you are being asked to consent to view future proxy material on the Internet rather than receive paper copies in the mail. By consenting to receive future annual meeting materials electronically, you will help us reduce printing and postage costs.

  Our management will also report on the performance of Scientific-Atlanta during fiscal year 2001 and respond to questions from shareholders.

Who may vote?

  All shareholders of record as of the close of business on the record date of September 17, 2001.

  As of September 17, 2001, we had 156,035,880 shares of common stock outstanding and entitled to vote.

How much does each share count?

  Each share of Scientific-Atlanta common stock, $0.50 par value per share, is entitled to one vote. The presence at the meeting, in person or by proxy, of a majority of the shares of common stock outstanding on the record date will constitute a quorum at the meeting. Abstentions and broker non-votes will be counted to determine a quorum.

How do I give voting instructions?

  If your shares are registered directly in your name with Scientific-Atlanta's transfer agent, The Bank of New York, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you. If you are the shareholder of record, you may attend the annual meeting and give instructions in person. You may also give voting instructions by Internet, telephone or mail as described below. The proxy committee, named on the enclosed proxy card, will vote all properly executed proxies that are delivered pursuant to this solicitation and not subsequently revoked in accordance with the instructions given by you.

  If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of such shares held in "street name," and these proxy materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares. As the beneficial owner, you are invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you have obtained a signed proxy from the record holder giving you the right to vote the shares.

How do I vote by Internet?

  If you are a shareholder of record, the web site for Internet voting is shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote on the Internet, you do NOT need to return your proxy card. The deadline for voting by Internet is 5:00 p.m. on November 6, 2001. If you are a beneficial owner, or hold your shares in "street name," please check your voting instruction card or contact your broker or nominee to determine whether you will be able to vote by Internet.

How do I vote by telephone?

  If you are a shareholder of record, you can vote your shares by telephone by calling the toll-free telephone number shown on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. If you vote by telephone, you will also be given the opportunity to consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote by telephone, you do NOT need to return your proxy card. The deadline for voting by telephone is 5:00 p.m. on November 6, 2001. If you are a beneficial owner, or hold your shares in "street name," please check your voting instruction card or contact your broker or nominee to determine whether you will be able to vote by telephone.

How do I vote by mail?

  If you are a shareholder of record, you may simply mark the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you wish to consent to view future proxy statements and annual reports on the Internet, check the box provided on the card.

  If you hold your shares in street name, you must sign the voting instruction card included by your broker or nominee and mail it in the postage-paid envelope provided. If you wish to view future proxy statements and annual reports on the Internet, please contact your broker or nominee.

Will my shares be voted if I do not provide my proxy?

  Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under the New York Stock Exchange rules to vote customers' unvoted shares, which are referred to as broker non-votes, on certain routine matters. At the meeting, shares represented by broker non-votes will be counted as voted by the brokerage firm in the election of directors and the ratification of independent auditors, but will not be counted for any other matters to be voted on because these other matters are not considered routine. If you hold your shares directly in your name, they will not be voted if you do not provide a proxy.

What if I return my proxy card but do not provide voting instructions?

  If you sign and return your proxy, but do not provide voting instructions, your shares will be voted:

  1. "FOR" the election of the nominee directors named in this proxy statement, and

  2. "FOR" the ratification of the selection of Arthur Andersen LLP as independent auditors for the 2002 fiscal year.

  We are not aware of any other matters to be presented to the meeting; however, the holders of the proxies will vote in their discretion on any other matters properly presented.

How can I revoke a proxy?

  You may revoke a proxy by any one of the following three actions:

  1. delivering an instrument revoking the proxy to our Secretary,

  2. delivering a later dated proxy to our Secretary, or

  3. voting in person.

  Attendance at the annual meeting, in and of itself, will not constitute a revocation of a proxy.

What does it mean if I receive more than one proxy card?

  You will receive a proxy card for each account you have. Please vote proxies for all accounts to ensure that all your shares are voted.

Who will bear the cost of soliciting votes for the meeting?

  We have engaged Morrow & Co., Inc. to assist in the solicitation of proxies from brokers, banks and their nominees which are shareholders of record, at a cost of approximately $8,000, plus reasonable out-of-pocket expenses. We will pay the costs of this solicitation, including the cost of preparing and mailing this proxy statement. In addition to solicitations by mail, our directors and regular employees may solicit proxies in person or by telephone or other method. In such case, these directors or employees, as the case may be, would not receive any compensation in addition to their regular compensation as directors or employees for such solicitation.

Who counts the votes?

  Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed by us to act as the inspectors of election for the meeting.

What are some of the considerations relating to electronic access of annual meeting materials?

  The following are some things to note about electronic access of future annual meeting materials:

  .  Choosing online access of future annual meeting materials is voluntary.

  . Accessing your Scientific-Atlanta annual meeting materials online requires that you have access to the Internet, which may result in charges to you from your Internet service provider and/or telephone companies.

  . If you elect to access future annual reports and proxy material on the Internet, you will still receive a paper copy of the notice of annual meeting of shareholders and a proxy card in the mail to vote your shares. The proxy card will contain the Internet address for viewing the annual report and proxy statement, and instructions for electronic voting.

  . Your consent will be effective for accessing all future Scientific-Atlanta annual reports, notices of annual meeting and proxy statements, and will continue in effect unless it is revoked by you.

  . You may revoke your election if you change your mind after consenting by calling 1-800-524-4458. Also, even if you elect to view our annual meeting materials online, you will still be able to request printed copies of the annual report and proxy statement.

  . If you do not sign up for this service, you will continue receiving paper copies of these documents by U.S. mail.

  . Whether you register for Internet access or continue to receive paper copies of the annual report and proxy statement, you will be able to choose how you want to vote your shares: via telephone, Internet or U.S. mail.

Does the information in this proxy statement reflect the March 2000 stock split?

  All share data in this proxy statement has been adjusted retroactively to account for the two-for-one stock split effected in the form of a stock dividend on March 27, 2000.

                         CERTAIN BENEFICIAL OWNERSHIP

  The following table sets forth information, as of June 29, 2001, as to shares of Scientific-Atlanta common stock held by persons known to us to be the beneficial owners of more than five percent of Scientific-Atlanta common stock based upon information publicly filed by such persons:

                                              Amount of Beneficial Percent of
      Name and Address of Beneficial Owner         Ownership         Class
   ------------------------------------------ -------------------- ----------
   FMR Corp. ................................      12,372,869         7.7%(/1/)
    82 Devonshire Street
    Boston, Massachusetts 02109


(1) Based on a Schedule 13G, dated April 10, 2001, filed by FMR Corp. and related entities. FMR has sole voting power over 359,369 shares and sole dispositive power over 12,372,869 shares. The percent of class was computed by the beneficial owner as of the date immediately preceding the filing of its Schedule 13G with the Securities and Exchange Commission.

  The following table sets forth, as of June 29, 2001, unless otherwise indicated, information regarding the beneficial ownership of Scientific-Atlanta common stock and common stock equivalents held by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group:

                                                           Amount of Beneficial
                  Name of Beneficial Owner                      Ownership(/1/)
  -------------------------------------------------------- --------------------
  Marion H. Antonini......................................        126,521(/2/)
  James I. Cash, Jr.......................................          2,500
  David W. Dorman.........................................         24,006(/3/)
  William E. Kassling.....................................         95,717(/4/)
  Mylle Bell Mangum.......................................        102,111(/5/)
  James F. McDonald.......................................      1,131,903(/6/)
  Terence F. McGuirk......................................             --
  David J. McLaughlin.....................................         40,070(/7/)
  James V. Napier.........................................        168,739(/8/)
  Sam Nunn................................................         64,032(/9/)
  Conrad J. Wredberg, Jr..................................        247,618(/10/)
  Dwight B. Duke..........................................        166,957(/11/)
  H. Allen Ecker..........................................        252,751(/12/)
  Wallace G. Haislip......................................        187,725(/13/)
  All Directors and Executive Officers as a Group.........      3,660,426(/14/)


  As of June 29, 2001, the total shares beneficially owned by each individual director and executive officer constituted less than 1% of the outstanding Scientific-Atlanta common stock, and the aggregate shares beneficially owned by all directors and executive officers as a group represented approximately 2.2% of the outstanding common stock.

(1) Except as indicated below, each person has sole voting and dispositive power with respect to the shares shown in this column.

  . The number of shares beneficially owned includes shares held in Scientific-Atlanta's Dividend Reinvestment Plan (DRIP) with respect to which a beneficial owner has voting and dispositive power.

  . Directors and executive officers holding restricted stock have the right to vote the shares and to receive dividends on the shares, but do not have the right to dispose of such shares prior to vesting. As a result, this column includes restricted stock held by the beneficial owner.

  . With respect to executive officers, the number of shares beneficially owned includes shares held in the Scientific-Atlanta Voluntary Employee Retirement and Investment Plan (the 401(k) plan) with respect to which such officers have voting and dispositive power.

  . Certain non-employee directors have deferred stock awards into an award sub-account and cash compensation into a stock sub-account under the Deferred Compensation Plan for Non-Employee Directors. Directors with rights to such deferred shares of common stock disclaim beneficial ownership of such shares because they do not have the right to vote the deferred shares and this column does not include such shares.

(2) Includes 4,500 shares of restricted stock and 95,000 shares of common stock that may be acquired by Mr. Antonini upon exercise of stock options exercisable as of August 28, 2001. Does not include 92,947 deferred shares of common stock held through the Deferred Compensation Plan for Non-Employee Directors.

(3) Includes 17,500 shares of common stock that may be acquired by Mr. Dorman upon exercise of stock options exercisable as of August 28, 2001. Does not include 7,500 deferred shares of common stock held through the Deferred Compensation Plan for Non-Employee Directors.

(4) Includes 4,500 shares of restricted stock and 80,000 shares of common stock that may be acquired by Mr. Kassling upon exercise of stock options exercisable as of August 28, 2001. Does not include 10,500 deferred shares of common stock held through the Deferred Compensation Plan for Non-Employee Directors.

(5) Includes 84,000 shares of common stock that may be acquired by Ms. Mangum upon exercise of stock options exercisable as of August 28, 2001. Does not include 16,500 deferred shares of common stock held through the Deferred Compensation Plan for Non-Employee Directors.

(6) Includes 46,982 shares of restricted stock and 939,641 shares of common stock that may be acquired by Mr. McDonald upon exercise of stock options exercisable as of August 28, 2001.

(7) Includes 1,412 shares of common stock held by Mr. McLaughlin's daughter, 400 shares of common stock held by Mr. McLaughlin's spouse and 2,500 shares of common stock that may be acquired by Mr. McLaughlin upon exercise of stock options exercisable as of August 28, 2001. Does not include 57,892 deferred shares of common stock held through the Deferred Compensation Plan for Non-Employee Directors.

(8) Includes 135,000 shares of common stock that may be acquired by Mr. Napier upon exercise of stock options exercisable as of August 28, 2001. Does not include 86,158 deferred shares of common stock held through the Deferred Compensation Plan for Non-Employee Directors.

(9) Includes 55,000 shares of common stock that may be acquired by Mr. Nunn upon exercise of stock options exercisable as of August 28, 2001. Does not include 24,431 deferred shares of common stock held through the Deferred Compensation Plan for Non-Employee Directors.

(10) Includes 17,586 shares of restricted stock and 229,799 shares of common stock that may be acquired by Mr. Wredberg upon exercise of stock options exercisable as of August 28, 2001.

(11) Includes 13,840 shares of restricted stock and 147,402 shares of common stock that may be acquired by Mr. Duke upon exercise of stock options exercisable as of August 28, 2001.

(12) Includes 12,829 shares of restricted stock and 201,995 shares of common stock that may be acquired by Dr. Ecker upon exercise of stock options exercisable as of August 28, 2001.

(13) Includes 11,768 shares of restricted stock and 145,533 shares of common stock that may be acquired by Mr. Haislip upon exercise of stock options exercisable as of August 28, 2001.

(14) Includes 216,412 shares of restricted stock and 2,901,251 shares of common stock that may be acquired by directors and executive officers upon exercise of stock options exercisable as of August 28, 2001. Does not include 295,928 deferred shares of common stock held through the Deferred Compensation Plan for Non-Employee Directors.

                      [This Page Intentionally Left Blank]

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The Scientific-Atlanta articles of incorporation provide for the division of the board of directors into three classes, with the directors in each class serving for a term of three years. At the annual meeting, four nominees for director are to be elected to serve until the annual meeting of shareholders in 2004. The nominees for director are: James I. Cash, Jr., David W. Dorman, James F. McDonald and Terence F. McGuirk. All of the nominees for election as directors at this meeting, and all directors whose term of office will continue after the annual meeting, are currently directors of Scientific-Atlanta.

  Directors are to be elected by a plurality of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote in the election. Votes may be cast for or votes may be withheld from each nominee. Abstentions may not be specified with respect to the election of directors. The withholding of authority by a shareholder, including broker non-votes, will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

  The board of directors is informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, the persons designated as proxy holders in the accompanying proxy card(s) (or their substitutes) will vote for such substitute nominee or nominee(s) as may be designated by the board of directors unless the board reduces the number of directors accordingly.

-------------------------------------------------------------------------------
                      NOMINEES FOR TERMS EXPIRING IN 2004
-------------------------------------------------------------------------------

[PHOTO OF JAMES I. CASH, JR.]
                  JAMES I. CASH, JR.                Director since 2001
                                                    Age 53

                  Dr. Cash has been on the faculty of Harvard Business School since 1976. From 1992 to 1995, Dr. Cash served as chairman of the MBA program. He is currently serving as chairman of Harvard Business School Publishing. Dr. Cash is a director of The Chubb Corporation, General Electric Company, Knight-Ridder, Inc., Microsoft Corporation and WinStar Corporation.
-------------------------------------------------------------------------------

[PHOTO OF DAVID W. DORMAN]
                  DAVID W. DORMAN                   Director since 1998
                                                    Age 47

                  Mr. Dorman has held the position of President of AT&T Corporation since December 2000. Prior to that he was Chief Executive Officer of Concert, an AT&T/British Telecom Global Venture from April 1999 to November 2000. Mr. Dorman served as Chairman, President and Chief Executive Officer of PointCast, Inc. from May 1998 through April 1999. Following SBC's August 1997 acquisition of Pacific Bell, Mr. Dorman served as Pacific Bell's Executive Vice President for strategic planning, long distance and internet business until May 1998. Mr. Dorman had served as Chairman, President and Chief Executive Officer of Pacific Bell from July 1994 to August 1997. Mr. Dorman is a director of 3Com
                  Corporation, SABRE Holdings Corporation and Science Applications International Corporation.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

[PHOTO OF JAMES F. MCDONALD]
                  JAMES F. McDONALD                 Director since 1993
                                                    Age 61

                  Mr. McDonald was elected President and Chief Executive Officer of Scientific-Atlanta, in July 1993 and Chairman of the Board of Scientific-Atlanta in November 2000. Mr. McDonald was a general partner of J. H. Whitney & Company, a private investment firm, from 1991 until his employment by Scientific-Atlanta. From 1989 to 1991, he was President and Chief Executive Officer of Prime Computer, Inc., a supplier of CAD/CAM software and computer systems. Prior to that time, he was President and Chief Executive Officer of Gould, Inc., a computer and electronics company (1984 to 1989), and held a variety of positions with IBM Corporation (1963 to
                  1984). Mr. McDonald is a director of Burlington Resources, Inc., Mirant Corporation and NDCHealth.
-------------------------------------------------------------------------------

[PHOTO OF TERENCE F. MCGUIRK]
                  TERENCE F. McGUIRK                Director since 2001
                                                    Age 50

                  Mr. McGuirk has held the position of Chief Executive Officer of Turner Sports Teams since April 2001. He has been Vice Chairman of Turner Broadcasting System, Inc. since April 2001. From 1996 to 2001 he was chairman and chief executive officer of Turner Broadcasting System, Inc.
-------------------------------------------------------------------------------
                   DIRECTORS WHOSE TERMS WILL EXPIRE IN 2003
-------------------------------------------------------------------------------

[PHOTO OF DAVID J. MCLAUGHLIN]
                  DAVID J. McLAUGHLIN               Director since 1987
                                                    Age 65

                  Mr. McLaughlin has been Vice Chairman of Troy Biosciences Incorporated, a biotechnology company, since January 2000, and President of Pentacle Press LLC, a research, consulting and publishing company, since December 1999. From July 1996 through 1999, he served as President and Chief Executive Officer of Troy Biosciences Incorporated. From January 1985 to June 1996, he served as President of McLaughlin and Company, Inc., a management consulting firm. He is a director of Smart & Final, Inc. and Troy Biosciences Incorporated.
-------------------------------------------------------------------------------

[PHOTO OF JAMES V. NAPIER]
                  JAMES V. NAPIER                   Director since 1978
                                                    Age 64

                  Mr. Napier served as the Chairman of Scientific-Atlanta's board of directors from November 1992 to November 2000. Mr. Napier served as our interim Chief Executive Officer from December 1992 until July 1993. From 1986 to 1992, he was an independent business consultant. From March 1985 until March 1986, he served as President of HBO & Company, which provides information processing materials and services to health care facilities. Previously, he was Chief Executive Officer of Contel Corporation, a telecommunications company. Mr. Napier is a director of Engelhard Corporation, Intelligent Systems, Inc., McKesson Corporation, Personnel Group of America, Vulcan Materials Company and Wabtec Corporation.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

[PHOTO OF SAM NUNN]
                  SAM NUNN                          Director since 1997
                                                    Age 63

                  Mr. Nunn has been a Partner at the law firm of King & Spalding since January 1997. King & Spalding represents us in certain legal matters and is expected to represent us on a variety of legal matters during the current fiscal year.
                  He is also co-chairman and chief executive officer of the Nuclear Threat Initiative (NTI), a foundation committed to reducing the global threat of nuclear and other weapons of mass destruction. Prior to joining King & Spalding, Mr. Nunn served as a United States Senator from 1972 to 1996. Mr.
                  Nunn serves as a director for The Coca-Cola Company, Dell Computer Corporation, General Electric Company, Internet Security Systems, Inc., Texaco Inc. and Total System Services, Inc.
-------------------------------------------------------------------------------
                   DIRECTORS WHOSE TERMS WILL EXPIRE IN 2002
-------------------------------------------------------------------------------
[PHOTO OF MARION H. ANTONINI]
                  MARION H. ANTONINI                Director since 1990
                                                    Age 71

                  Mr. Antonini has been a Principal in Kohlberg & Company, a private merchant banking firm, since March 1998. Prior to joining Kohlberg & Company, Mr. Antonini was Chairman of the Board of Welbilt Corporation from July 1990 to March 1998 and Chief Executive Officer of that company from September 1990 to March 1998. From 1986 to 1990, Mr. Antonini served as Chairman of KD Equities, a merchant banking firm. Prior to that, he served as Group Vice President of Xerox Corporation's Worldwide Operations from 1982 to 1986 and in other executive positions with that company. Mr. Antonini is a director of Colorspot Nurseries, Engelhard Corporation, Holley Performance Products, Inc. and Raedelli Tecna Spa.
-------------------------------------------------------------------------------
[PHOTO OF WILLIAM E. KASSLING]
                  WILLIAM E. KASSLING               Director since 1990
                                                    Age 57

                  Mr. Kassling has served as Chairman of Wabtec Corporation, formerly known as Westinghouse Air Brake Company, since
                  1990. He also served as Chief Executive Officer of Wabtec Corporation from March 1990 to February 2001. Mr. Kassling is a director of Aearo Corporation, Parker Hannifin Corporation and the Pittsburgh Penguins.
-------------------------------------------------------------------------------

[PHOTO OF MYLLE BELL MANGUM]
                  MYLLE BELL MANGUM                 Director since 1993
                                                    Age 53

                  Ms. Mangum has been Chief Executive Officer of MMS Incentives, LLC, a private equity company concentrating on high-tech marketing solutions, since May 1999. From March 1997 to May 1999, Ms. Mangum served as Senior Vice
                  President, Expense Management and Strategic Planning of Carlson Wagonlit Travel, a travel and hospitality company. From August 1992 to March 1997, Ms. Mangum was Executive
                  Vice President--Strategic Management of Holiday Inn Worldwide. She was also a member of the board of directors and executive committee of Holiday Inn during her tenure there. From 1985 until August 1992, Ms. Mangum was Director, Corporate Planning and Development with BellSouth Corporation. Ms. Mangum is a director of Haverty's Furniture Companies and Payless ShoeSource, Inc.
-------------------------------------------------------------------------------

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The board of directors met five times during fiscal year 2001 to consider matters related to the business of Scientific-Atlanta. The board of directors has an Executive Committee, an Audit Committee, a Human Resources and Compensation Committee (HRCC), a Governance and Nominations Committee and a Pension Investment Committee. Each director attended 75% or more of the aggregate of the total number of meetings of the board of directors and the committees of which he or she was a member during the portion of fiscal year 2001 that he or she served as a director or committee member.

  The Executive Committee acts for the board of directors between meetings, subject to certain limitations. The Executive Committee met once during fiscal year 2001. The members of this committee are directors Antonini, Kassling, McDonald, Napier and Nunn. Mr. Napier is Chairman.

  The Audit Committee makes recommendations as to the selection of independent auditors, evaluates the audit services and Scientific-Atlanta's financial, accounting and internal audit policies, functions and systems, and approves the engagement of independent auditors to provide non-audit services. The Audit Committee met three times during fiscal year 2001. The members of this committee are directors Antonini, Dorman, McGuirk, Napier and Nunn. Mr. Antonini is Chairman.

  The HRCC makes determinations as to the compensation and benefits to be paid to Scientific-Atlanta's officers and key employees. The HRCC met three times during fiscal year 2001. The members of this committee are directors Cash, Dorman, Kassling, Mangum and McLaughlin. Mr. Kassling is Chairman.

  The Governance and Nominations Committee considers nominations for directors (and will consider nominees by shareholders) and provides oversight of the governance of the board of directors, including issues concerning size, committee structure, membership and compensation of the board of directors. Nominations should be in writing, addressed to Chairman, Governance and Nominations Committee, c/o the Office of the General Counsel, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044. The Governance and Nominations Committee met twice during fiscal year 2001. The members of this committee are directors Antonini, Kassling, McGuirk, Napier and Nunn. Mr. Nunn is Chairman.

  The Pension Investment Committee monitors the Scientific-Atlanta qualified retirement plans to determine whether they are adequately funded and that funds are properly invested, reviews the performance of firms which provide investment advice and services to Scientific-Atlanta on pension investment matters, and reviews material changes to Scientific-Atlanta's retirement plans. The Pension Investment Committee met once during fiscal year 2001. The members of this committee are directors Cash, Dorman, Mangum, and McLaughlin. Ms. Mangum is Chairman.

                                 REPORT OF THE
                  HUMAN RESOURCES AND COMPENSATION COMMITTEE

Role of the Committee and the Board

The HRCC sets compensation policies for Scientific-Atlanta's senior management within guidelines approved by the Board of Directors. The HRCC evaluates individual and corporate performance from a short-term and long-term perspective, establishes base salaries and approves annual and long-term incentives for all officers, and administers Scientific-Atlanta's option and incentive plans. The HRCC's recommendations regarding the compensation of Scientific-Atlanta's chief executive officer are subject to the approval of the full board.

Compensation Philosophy

Scientific-Atlanta's executive compensation program is designed to attract, motivate and retain highly qualified executives and to encourage the achievement of superior performance. The program is designed to:

 . Foster a performance-oriented environment with a high level of variable compensation based on the short-term and long-term performance of the individual, team, business unit and Scientific-Atlanta against demanding goals and objectives.

 . Provide total compensation opportunities that exceed industry medians for superior financial results and outstanding personal performance.

 . Align the interests of Scientific-Atlanta's executives and shareholders through the use of stock-based compensation plans.

Base Salaries

Scientific-Atlanta positions its base salaries to be fully competitive with the range of compensation levels of comparably-sized, high-technology companies and with Scientific-Atlanta's direct business competitors that have similar market characteristics. National surveys such as Hewitt Associates' Total Compensation Database and Radford Associates' Management Total Compensation Report and, periodically, independent compensation consultants are utilized by the HRCC when determining such salaries.

In determining whether the base salaries of executives, including the Chief Executive Officer, should be increased, the HRCC takes into account individual performance, performance of the operations directed by that executive, and the positioning of compensation within established salary ranges.

Incentive Compensation

Under Scientific-Atlanta's compensation philosophy, the majority of compensation is intended to be payable under incentive plans. Payments and awards under these incentive plans are based on the achievement of annual and long-term goals and, accordingly, are "at risk." Executives of Scientific-Atlanta are eligible to participate in the following incentive plans, as determined by the HRCC:

Senior Officer Annual Incentive Plan. This plan has been designed to qualify as "performance-based" compensation under Internal Revenue Code Section 162(m). Payments under the plan are based upon the achievement of annual goals. The award determinations for Mr. McDonald and Mr. Wredberg under the Senior Officer Annual Incentive Plan were determined based on whether Mr. McDonald and Mr. Wredberg, respectively, satisfied the quantitative objectives established by the HRCC earlier in the fiscal year. Mr. McDonald's award under this plan and the basis for such award are discussed in the next section of this report.

Annual Incentive Plan. Under the Annual Incentive Plan (AIP), awards are made based on company, business unit and/or region results and assessments of individual performance. Quantitative and qualitative objectives are weighted 60% and 40%, respectively, in setting "target" awards for staff participants and 75% and 25%, respectively, for business unit participants.

Quantitative objectives, consistent with annual business plans approved by the Board, are used in determining the amount of the award governed by the company, group and/or business unit performance. Awards under the quantitative portion of the AIP are not made if the minimum thresholds are not met. The HRCC may also take into account non-recurring extraordinary circumstances unrelated to Scientific-Atlanta's financial performance.

The award for Mr. McDonald under the AIP is discussed in the next section of this report. AIP awards for Messrs. Duke, Ecker and Haislip were based on the quantitative performance of Scientific-Atlanta, as measured by earnings per share, gross margin, revenue and working capital, and an assessment of their individual performance against personal qualitative objectives. Mr. Wredberg's AIP award was based on the HRCC's assessment of his individual performance against personal qualitative objectives.

Senior Officer and AIP awards for the Chief Executive Officer and the four other most highly compensated executives of Scientific-Atlanta are included in the "Bonus" column of the Summary Compensation Table.

Long-Term Incentive Plan (LTIP). This plan permits the HRCC to use one or more long-term incentives to motivate excellent long-term performance. In fiscal year 2001, performance-based awards were granted in the form of cash and stock options to 18 key executives, including Messrs. McDonald, Wredberg, Duke, Ecker and Haislip. These awards will vest over a term of up to ten years, based on improvement in Scientific-Atlanta's weighted average return on equity over the previous five-year period. The number of options and cash granted are shown in the Summary Compensation Table. The dollar values of restricted shares and cash that vested based on Scientific-Atlanta's fiscal year 2001 performance are shown in the Summary Compensation Table.

Stock Option Plan. A larger group of executives, including the executives named in the Summary Compensation Table, receive grants of stock options under the provisions of the LTIP and the provisions of the 1996 Employee Stock Option Plan (with only non-officers participating in this plan). The objective of the grants is to align the interests of the executives with the interests of Scientific-Atlanta's shareholders by affording the executives the opportunity of a potentially significant financial benefit if their efforts result in stock price appreciation. The HRCC takes into account the performance of the individual recipient, the number of options previously awarded to any individual participant and Scientific-Atlanta's grant levels compared to competitive practices, targeting near a median grant posture. Grants made in fiscal year 2001 to Mr. McDonald and the other named executives are shown in the Summary Compensation Table and in the Option Grants in Last Fiscal Year Table. During fiscal year 2001, options for a total of 5,334,850 shares were granted to optionees.

Policy Relative to Code Section 162(m)

The Omnibus Budget Reconciliation Act of 1993 (OBRA) limited deductible senior officer annual compensation to $1,000,000, unless the compensation qualifies as "performance-based" compensation under Section 162(m) of the Internal Revenue Code. In general, Scientific-Atlanta will seek to maximize the use of the "performance-based" exemption provided under Section 162(m). The HRCC also believes that inclusion of qualitative (non-quantitative) objectives play an important role in incentive plans. The HRCC will continue to base a portion of incentive payments on such qualitative assessments, even though they may not meet the Section 162(m) requirements to qualify as "performance-based" compensation.

Stock Ownership

The HRCC believes that significant ownership of Scientific-Atlanta common stock by officers and directors more closely aligns the upside and downside returns for these individuals with Scientific-Atlanta's other shareholders. As a result, Scientific-Atlanta's officers and directors agreed during fiscal year 1994 to increase their ownership over time to a level of one times the annual salary for officers (three times in the case of the Chief Executive Officer) and three times the annual retainer for outside directors. As of the end of fiscal year 2001, officers' holdings averaged 5.5 times base salaries, and outside director holdings averaged 45 times annual retainers (based on the closing price of Scientific-Atlanta's common stock at the end of fiscal year
2001). These holdings include restricted stock, whether performance-based or time-based, which has not yet vested or been "earned out."

Chief Executive Officer Compensation

At the beginning of fiscal year 2001, Mr. McDonald's base salary was increased to maintain a fully competitive position among chief executive officers of similarly-situated high technology companies. This increase of 7.3 percent was based also on Mr. McDonald's excellent performance during the previous year.

During fiscal year 2001, Mr. McDonald was granted stock options of 250,000 shares. In combination with the grants of performance-based options and cash, discussed later in this section, the option grant was designed to be fully competitive with grants of long-term incentives to Chief Executive Officers by other comparable high technology companies.

Under the Senior Officer Annual Incentive Plan, Mr. McDonald had an opportunity to earn a maximum of $676,200 if Scientific-Atlanta achieved its maximum targeted performance as measured by earnings per share, gross margin percent, working capital percent and sales (revenue). The results for fiscal year 2001 approached maximum levels. The HRCC, therefore, approved a payment of $645,800 according to the provisions of the plan.

Mr. McDonald also had an opportunity to earn additional incentive pay under the AIP, based on his performance against qualitative objectives. The HRCC approved payment of $450,800 based on excellent performance. In reaching its decision, the HRCC noted another successive year of record financial performance by Scientific-Atlanta. Bookings, sales, net income, earnings per share, and cash/short-term investments were all time records. Other highlights included the rollout of several new products, increased international sales presence, continued exceptional growth of manufacturing capability at the Juarez facility and growing market share.

In August 2000, Mr. McDonald received a grant of 90,000 stock options and a right to receive $363,000 under the LTIP. In August 2001, based upon Scientific-Atlanta's fiscal year 2001 return on equity performance, the restrictions lapsed on 46,982 performance-based restricted shares granted to Mr. McDonald under prior LTIP awards. In accordance with the procedures established under the LTIP, he elected to convert these shares into $2,740,460 in cash and to defer the cash proceeds under the Executive Deferred Compensation Plan. Also in August 2001, Mr. McDonald received and deferred $1,753,200 (plus $156,230 in interest) from restricted shares that were converted into cash and mandatorily deferred during fiscal year 2000 under the terms of prior restricted stock grants. Stock options for 140,946 shares of Scientific-Atlanta common stock with a per share exercise price of $55.63 from a previous LTIP grant vested in August 2001. Lastly, the grant of 90,000 stock options and the right to receive $363,000 (plus $32,347 in interest) in cash vested in August 2001, which cash proceeds were deferred by Mr. McDonald.

Other Compensation Plans

Scientific-Atlanta also has various broad-based employee benefit plans. Executives participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executives under the plans. Scientific-Atlanta offers an Employee Stock Purchase Plan pursuant to the provisions of Section 423 of the Code under which employees may purchase Common Stock. The Voluntary Employee Retirement and Investment Plan pursuant to the provisions of Section 401(k) of the Code, permits employees to invest in a variety of funds on a pre-tax basis. Matching contributions under the plan are made in Scientific-Atlanta common stock.

Scientific-Atlanta also maintains pension, insurance and other benefit plans for its employees.

Submitted by the Human Resources and Compensation Committee:

             William E. Kassling, Chairman
             James I. Cash, Jr.
             David W. Dorman
             Mylle Bell Mangum
             David J. McLaughlin

                    COMPENSATION OF OFFICERS AND DIRECTORS

Cash Compensation

  The following table sets forth in the prescribed format the compensation paid to the Chief Executive Officer and the other four most highly compensated executive officers of Scientific-Atlanta for services rendered in all capacities during Scientific-Atlanta's last three fiscal years:

                          Summary Compensation Table


                                                                                 Long-Term
                                                                                Compensation
                                                                         -------------------------------
                                           Annual Compensation             Awards            Payouts
                                     --------------------------------    ----------      ---------------
                                                         Other Annual    Securities                       All Other
           Name and           Fiscal  Salary    Bonus    Compensation    Underlying           LTIP       Compensation
      Principal Position       Year    ($)       ($)         ($)         Options(#)      Payouts($)(/1/)     ($)
  --------------------------  ------  ------  ---------- ------------    ----------      --------------- ------------
  James F. McDonald.........   2001  $796,539 $1,096,600   $188,577(/2/)   340,000         $4,856,660      $149,013(/3/)
   Chairman of the Board,      2000   743,850    983,850        --       1,624,641(/4/)     1,806,120        89,846
   President and Chief         1999   704,615    695,800        --         300,000            560,899        90,565
    Executive Officer


  Conrad J. Wredberg, Jr....   2001   475,385    552,400     63,711(/2/)   310,000          1,740,751        69,533(/3/)
   Senior Vice President and   2000   446,154    498,500        --         353,549(/4/)       551,016        35,833
   Chief Operating Officer     1999   377,115    343,800        --          70,000            146,822        41,042


  Dwight B. Duke............   2001   336,154    323,400     38,170(/2/)    58,000          1,002,307        34,374(/3/)
   Senior Vice President;
    President,                 2000   308,846    280,100        --         188,402(/4/)       336,096        17,863
   Transmission Networks       1999   272,692    203,000        --          50,000             92,504        19,810
   Systems


  H. Allen Ecker............   2001   351,154    340,500     60,962(/2/)    58,000            935,166        49,228(/3/)
   Senior Vice President;      2000   326,462    300,700      5,444(/5/)   210,995(/4/)       520,200        49,827
   President, Subscriber       1999   303,923    207,000      4,569(/5/)    50,000            160,903        48,645
    Networks


  Wallace G. Haislip........   2001   316,923    307,000     37,459(/2/)    58,000            960,962        39,331(/3/)
   Senior Vice President,      2000   297,692    280,100        --         186,533(/4/)       334,008        23,871
   Chief Financial Officer     1999   281,923    192,100        --          50,000             92,924        23,354
    and Treasurer

(1) The amounts shown for fiscal year 1999 represent the fair market value, as of August 18, 1999, of the performance-based restricted stock awards that vested as a result of Scientific-Atlanta's performance during fiscal years 1995 through 1999. The amounts shown for fiscal year 2000 represent the fair market value, as of August 16, 2000, of the performance-based restricted stock awards that vested as a result of Scientific-Atlanta's performance during fiscal years 1996 through 2000. The amounts shown for fiscal year 2001 represent: (a) the payout of amounts mandatorily deferred in August 2000 pursuant to the terms of the LTIP grants with respect to performance-based restricted stock awards that vested as a result of Scientific-Atlanta's performance during fiscal years 1996 through 2000; (b) the value of the performance-based restricted stock awards that vested as a result of Scientific-Atlanta's performance during fiscal years 1997 through 2001 as described below; and (c) the vesting of long-term incentive cash awards granted with respect to Scientific-Atlanta's performance during fiscal years 1997 through 2001. The same dividends paid on Scientific-Atlanta common stock are paid by Scientific-Atlanta on restricted stock held by such executive officers, and the executives have the right to vote these shares of restricted stock.

  In May 2000, the HRCC awarded to each of the executives who had surrendered performance based restricted stock awards a number of new shares of restricted stock equal to one half the shares surrendered plus a number of options with a per share exercise price of $55.63. The new restricted shares vested on the same terms and conditions as the restricted shares surrendered, except that there is a cap on the number of shares that may vest. Under the cap for fiscal year 2000, restricted shares earned having a fair market value at the time of vesting which exceeded 5% of our profit before tax for fiscal year 2000 could not vest. Under the cap for fiscal year 2001, restricted shares earned having a fair market value at the time of vesting which exceeded 4% of our profit before tax for fiscal year 2001 could not vest. Any shares which are earned but do not vest are converted into the right to receive cash equal to 125% of the fair market value of those shares, and that amount is deferred if and until it can be paid out under the cap. Deferred amounts bear interest at the same rate as amounts deferred under the Scientific-Atlanta Executive Deferred Compensation Plan. The amounts of such cash mandatorily deferred with respect to the performance-based restricted stock awards that vested in August 2001 as a result of Scientific-Atlanta's performance during fiscal years 1996 through 2000 were $1,753,200, $534,960, $326,340,
  $504,990 and $324,360 for Messrs. McDonald, Wredberg, Duke, Ecker and Haislip, respectively. As a result of Scientific-Atlanta's performance during fiscal year 2001, all of such deferred cash awards were paid and are included in the table.

  With respect to the performance-based restricted stock awards that vested as a result of Scientific-Atlanta's performance during fiscal years 1997 through 2001 described above, upon vesting the recipient may elect to receive the shares or to convert the shares into cash based on either (a) the average closing price as reported on the New York Stock Exchange Composite for the ten trading days following the announcement of third quarter fiscal year 2001 results or (b) the average closing price as reported on the New York Stock Exchange Composite for the ten trading days following the announcement of fourth quarter fiscal year 2001 results and to defer such cash under the Executive Deferred Compensation Plan. These two averages were $58.33 and $24.74, respectively. All of the performance-based restricted shares previously awarded vested in August 2001, and none of the named executive officers held any shares of restricted stock as of August 15, 2001. Dr. Ecker received shares having the value of $323,676 as of August 15, 2001, which is included in the table above. Messrs. McDonald, Wredberg, Duke and Haislip elected to convert the vested restricted stock into cash and defer the cash proceeds. As a result, they deferred amounts of $2,740,460, $1,025,791, $573,967 and $540,602, respectively. These amounts are included in the table.

  In August 2000, the HRCC granted Messrs. McDonald, Wredberg, Duke, Ecker and Haislip the right to receive long-term incentive cash awards, which vest based on improvement in Scientific-Atlanta's weighted five-year average return on equity from the time of the award until the payout date, of $363,000, $180,000, $102,000, $106,500 and $96,000, respectively. As a result of Scientific-Atlanta's performance during fiscal year 1997 through 2001, the right to receive such cash vested and is included in the table.

(2) The amounts shown for fiscal year 2001 represent (a) preferential earnings on deferred compensation under the Scientific-Atlanta 1985 Executive Deferred Compensation Plan earned by Dr. Ecker, (b) interest earned on the nondiscretionary deferral of restricted shares described in footnote 1 above, and (c) interest earned on the long-term incentive cash awards described in footnote 1 above. During fiscal year 2001, Messrs. McDonald, Wredberg, Duke, Ecker and Haislip earned interest on the nondiscretionary deferral of restricted shares of $156,230, $47,671, $29,081, $45,000 and $28,904, respectively. During fiscal year 2001, Messrs. McDonald, Wredberg, Duke, Ecker and Haislip earned interest on the long-term incentive cash awards of $32,347, $16,040, $9,089, $9,490 and $8,555, respectively.

(3)  For fiscal year 2001, this column includes $83,183, $32,683, $10,468,
     $41,578 and $15,840 of life insurance premiums paid by Scientific-Atlanta on behalf of Messrs. McDonald, Wredberg, Duke, Ecker and Haislip, respectively. All other amounts in fiscal year 2001 represent matching contributions by Scientific-Atlanta pursuant to the 401(k) plan and the Scientific-Atlanta Executive Deferred Compensation Plan.

(4) In fiscal year 2000, there were three grants of options to Scientific-Atlanta executive officers. The first grant was in August 1999, which was then the historical normal time for granting options. In February 2000, the HRCC decided to move the regular date for annual option grants to February, and grants were made at that time. No regular annual grants of options were made in August 2000. Finally, Scientific-Atlanta granted options in May 2000 to certain executive officers who agreed to surrender previous performance-based restricted stock grants as described in note 1 above.

(5) Represents preferential earnings on deferred compensation under the Scientific-Atlanta 1985 Executive Deferred Compensation Plan.

Stock Options

  The following tables set forth certain information in the prescribed formats with respect to options granted and exercised under Scientific-Atlanta's various stock option plans and under stock option agreements during fiscal year 2001:

                       Option Grants in Last Fiscal Year


                                                                          Potential Realizable
                                                                            Value at Assumed
                                                                            Annual Rates of
                                                                              Stock Price
                                                                            Appreciation for
                                        Individual Grants                   Option Term(/2/)
                           ---------------------------------------------- --------------------
                            Number of      % of Total
                            Securities      Options   Exercise
                            Underlying     Granted to or Base
                             Options       Employees   Price   Expiration
            Name           Granted(/1/)      FY2001    ($/sh)     Date      5%($)     10%($)
  ------------------------ ------------    ---------- -------- ---------- --------- ----------
  James F. McDonald.......    90,000(/3/)     1.7      72.00    8/16/10   4,075,237 10,327,451
                             250,000(/4/)     4.7      51.60    2/17/11   8,112,741 20,559,278


  Conrad J. Wredberg,
   Jr. ...................   200,000(/5/)     3.7      72.00    8/16/10   9,056,083 22,949,891
                              35,000(/3/)     0.7      72.00    8/16/10   1,584,814  4,016,230
                              75,000(/4/)     1.4      51.60    2/17/11   2,433,822  6,167,783


  Dwight B. Duke..........    20,000(/3/)     0.4      72.00    8/16/10     905,608  2,294,989
                              38,000(/4/)     0.7      51.60    2/17/11   1,233,136  3,125,010


  H. Allen Ecker..........    20,000(/3/)     0.4      72.00    8/16/10     905,608  2,294,989
                              38,000(/4/)     0.7      51.60    2/17/11   1,233,136  3,125,010


  Wallace G. Haislip......    20,000(/3/)     0.4      72.00    8/16/10     905,608  2,294,989
                              38,000(/4/)     0.7      51.60    2/17/11   1,233,136  3,125,010


(1) All of these stock options were awarded under the LTIP in August 2000 and February 2001. If a change of control occurs (as defined in the LTIP), all options become exercisable immediately. Options granted under the LTIP in fiscal year 2001 may be exercised within a period of two years following a termination by reason of retirement, within one year following a termination by reason of death or disability, and within thirty days following a termination for other reasons, except for cause, in which case such options expire immediately upon the giving of the notice of such termination.

(2) The dollar amounts in these columns were determined using assumed rates of appreciation set by the SEC and are not intended to forecast future appreciation, if any, in the market value of Scientific-Atlanta common stock. Such amounts are based on the assumption that the named persons hold the options for their full ten-year term. The actual value of the options will vary in accordance with the market price of Scientific-Atlanta common stock.

(3) These options were granted as part of the fiscal year 2001 long-term incentive plan and vest based upon improvement in the average return on equity. These options will vest in any event six years after the date of grant. As a result of performance in 2001, all of these options have vested.

(4) All of these options become exercisable at the rate of 25% per year commencing on the date of grant.

(5) This option vests on August 16, 2003 if Mr. Wredberg remains employed at Scientific-Atlanta at that date.

                Aggregated Option Exercises in Last Fiscal Year
                           and FY-End Option Values


                                                      Number of Securities      Value of Unexercised
                                                     Underlying Unexercised   In-The-Money Options/SARs
                                                     Options/SARs at Fiscal      at Fiscal Year-End
                              Shares                      Year-End (#)                ($)(/1/)
                            Acquired on   Valued    ------------------------- -------------------------
            Name             Exercise    Realized   Exercisable Unexercisable Exercisable Unexercisable
  ------------------------  ----------- ----------- ----------- ------------- ----------- -------------
  James F. McDonald.......   1,450,000  $79,884,275   546,195     1,493,446   $3,025,313   $5,179,688
  Conrad J. Wredberg, Jr..      97,500    4,946,045    92,041       491,508            0    1,626,375
  Dwight B. Duke..........      57,000    2,753,300    69,382       157,520            0      912,263
  H. Allen Ecker..........     169,500   10,024,567   115,008       166,487      553,200      912,263
  Wallace G. Haislip......      87,500    4,689,644    69,229       155,804            0      912,263

(1) The amounts in these columns are calculated using the difference between the closing sales price of Scientific-Atlanta common stock as reported on the New York Stock Exchange Composite on June 29, 2001 of $40.60 and the option exercise prices.

Long-Term Incentive Awards

  The following table provides information concerning the right to receive long-term incentive cash awards granted during fiscal year 2001. Each contingent cash incentive award represents the right to receive cash on the date of payout, the amount of which depends on improvement in Scientific-Atlanta's weighted five-year average return on equity from the time of the award until the payout date. In addition to the right to receive the following cash awards, Scientific-Atlanta also granted options as part of the long-term incentive plan. See note 3 to the table entitled "Option Grants in Last Fiscal Year."

             Long-Term Incentive Plan--Awards in 2001 Fiscal Year


                                                               Estimated Future Payouts
                                       Performance or               under Non-Stock
                                        Other Period               Price-Based Plans
                            Amount of until Maturation -----------------------------------------
            Name            Grant ($)  or Payout(/1/)  Threshold ($) Target ($)(/2/) Maximum ($)
  ------------------------  --------- ---------------- ------------- --------------- -----------
  James F. McDonald.......  $363,000      10 years        $36,300           --        $363,000
  Conrad J. Wredberg, Jr..   180,000      10 years         18,000           --         180,000
  Dwight B. Duke..........   102,000      10 years         10,200           --         102,000
  H. Allen Ecker..........   106,500      10 years         10,650           --         106,500
  Wallace G. Haislip......    96,000      10 years          9,600           --          96,000

(1) Vesting of the right to receive the cash awards is based on the degree of improvement in Scientific-Atlanta's weighted five-year average return on equity. Upon achieving the minimum level of improvement, ten percent of the rights become vested, as shown in the "Threshold" column. Upon achievement of a specified maximum five-year average return on equity, all such awards will be vested. No "target," as such, has been established, but improvements in Scientific-Atlanta's return on equity between the "threshold" and the "maximum" levels will result in the vesting of a proportionate number of awards. Based on Scientific-Atlanta's performance during fiscal year 2001, the maximum awards were paid.

Retirement Plans and Other Arrangements

  Defined Benefit Retirement Plan. Scientific-Atlanta presently has in effect a non-contributory retirement plan for the benefit of its employees which provides for the payment of fixed benefits upon normal retirement at age 65 on the basis of years of service and all cash compensation of each employee. Examples of annual retirement benefits payable under the retirement plan are set forth in the table below. These examples are based on the following: (i) retirement at the normal retirement age of 65, (ii) "average compensation" is the average compensation in the highest consecutive five of the last ten calendar years of service that immediately precede retirement, and (iii) the benefits are straight life annuities. Benefits under the retirement plan are not reduced by Social Security benefits. The approximate years of service, as of June 29, 2001, credited for retirement benefits for the persons named in the Summary Compensation Table are James F. McDonald, 8 years; Conrad J. Wredberg, Jr., 6 years; Dwight B. Duke, 23 years; H. Allen Ecker, 25 years; and Wallace G. Haislip, 12 years.


                                             Years of Service(/1/)
                                -----------------------------------------------
  Average Annual Compensation     10      15      20      25      30      35
  ----------------------------  ------- ------- ------- ------- ------- -------
  $125,000....................  $17,023 $27,793 $27,121 $30,583 $33,180 $35,200
   150,000....................   20,427  27,352  32,545  36,700  39,816  42,240
   175,000....................   22,334  29,905  35,583  40,125  43,532  46,182
   200,000....................   22,334  29,905  35,583  40,125  43,532  46,182
   225,000....................   22,334  29,905  35,583  40,125  43,532  46,182
   250,000....................   22,334  29,905  35,583  40,125  43,532  46,182
   500,000....................   22,334  29,905  35,583  40,125  43,532  46,182

(1) Scientific-Atlanta also maintains a Supplemental Executive Retirement Plan (SERP) for its executive officers, including Messrs. McDonald, Wredberg, Duke, Ecker and Haislip. Provisions of the SERP include a ten-year vesting requirement and a normal retirement age of 65. Benefits are based upon up to fifty percent of final average pay with offsets for the retirement plan, Social Security benefits and any retirement defined benefits payable from former employers.

  The Omnibus Budget Reconciliation Act of 1993 (OBRA) changed the Internal Revenue Code by placing an annual maximum limit of $150,000 on the compensation which may be considered in determining a participant's benefits. Previous to this change in the statute, the Internal Revenue Code allowed a maximum limit of $235,840 (i.e., $200,000, indexed for a cost of living adjustment). Effective July 1, 1994, Scientific-Atlanta adopted a non-qualified Restoration Retirement Plan to replace the benefits to certain participants that had been eliminated by the changes made to the Internal Revenue Code by OBRA. Thus, effective July 1, 1994, participants' compensation, as defined in the Restoration Retirement Plan, in excess of the newly prescribed limit and up to what the limit would have been had OBRA not been enacted will be considered under the Restoration Retirement Plan. Participants under the SERP will continue to have all compensation, as defined in the SERP, in excess of the maximum limit prescribed by the Internal Revenue Code considered in determining their pension benefits. The above table does not include any benefits under the Restoration Retirement Plan.

  Agreements with Certain Persons. Scientific-Atlanta has letter agreements with Messrs. Wredberg, Duke, Ecker, and Haislip which provide for the continuation of salary and certain benefits for a twelve-month period in the event of termination of employment without cause. Scientific-Atlanta also has agreements with Messrs. McDonald, Wredberg, Duke, Ecker, and Haislip which provide for the payment of two times the executive's compensation plus the continuation of the executive's benefits for two years in the event the executive's employment with Scientific-Atlanta is terminated within two years from the time of a change of control (as defined in the agreement) of Scientific-Atlanta, unless such termination is for cause.

Director Compensation

  Annual Fees. Each director who is not an employee receives a $25,000 annual cash retainer, paid quarterly, and $1,250 for each meeting of the board and each meeting of a committee he or she attends. Each committee chair receives an additional annual cash retainer of $5,000 paid quarterly. Non-employee directors may elect to defer all or a portion of their retainer and meeting fees under the Deferred Compensation Plan for Non-Employee Directors.

  Non-Employee Director Stock Option Plan. Under this option plan, an initial option to purchase 40,000 shares of Scientific-Atlanta common stock is granted to each non-employee director upon joining the Scientific-Atlanta board of directors. An option to purchase an additional 5,000 shares is granted to each such director on the date of each annual meeting of shareholders. The exercise price for each option is the composite closing price of Scientific-Atlanta common stock on the New York Stock Exchange on the grant date. Each option is exercisable as to 25% of the shares covered thereby after the expiration of one year following the date of grant and for an additional 25% of the shares after the expiration of each succeeding year, except that if a change of control occurs (as defined in the plan), all options become exercisable immediately. Options granted under this option plan may be exercised within a period of one year following the last day of the director's board membership, and within three years following termination by death or mandatory retirement. If board membership ceases on account of early retirement, all unexpired options held by the director on the last day of the director's board membership, which are then exercisable or would have been exercisable had the director continued as a member of the board for one additional year, whether exercisable or not exercisable, shall be immediately exercisable and remain exercisable for one year following the last day of the director's membership and shall expire if not exercised within such one year. The options granted under this option plan are exercisable only by the non-employee director, except in certain limited circumstances.

  Non-Employee Director Stock Plan. This stock plan provides for the grant of a stock award of 500 shares of Scientific-Atlanta common stock and the grant of a retirement award of 1,500 shares of Scientific-Atlanta common stock to each non-employee director on the date of each annual meeting of shareholders. In addition, under this stock plan, each non-employee director may elect to receive up to 100% of his or her quarterly compensation, meeting fees and committee meeting fees from Scientific-Atlanta in the form of shares of Scientific-Atlanta common stock. Receipt of shares awarded as a stock award, retirement award or as an elective grant may be deferred under the Deferred Compensation Plan for Non-Employee Directors. Pursuant to the terms of this stock plan, each year non-employee directors must elect, as to his or her annual retirement award, either (a) to receive the 1,500 shares as restricted stock which cannot be sold or otherwise transferred for two years, or (b) to defer the 1,500 shares for at least two years under the Deferred Compensation Plan for Non-Employee Directors.

                               PERFORMANCE GRAPH

  The following graph shows a comparison of total return to shareholders for Scientific-Atlanta, the Standard & Poor's Communications Equipment Index and the Standard & Poor's 500 for Scientific-Atlanta's last five fiscal years. The graph assumes that the value of investment in the Scientific-Atlanta common stock and in each index was $100 on June 29, 1996 and that all dividends were reinvested. The values in the graph below have been adjusted to take into account the two-for-one stock split in March 2000.

                       [PERFORMANCE GRAPH APPEARS HERE]

                       1996     1997     1998     1999     2000     2001
                     -------  -------  -------  -------  -------  -------
S&P 500                $100     $135     $174     $215     $226     $194
S&P Comm. Equipment    $100     $134     $185     $322     $428     $100
Scientific-Atlanta     $100     $143     $162     $253     $964     $527


                                PROPOSAL NO. 2

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The board of directors has selected Arthur Andersen LLP to be our independent auditors for the fiscal year ending June 28, 2002, and proposes that the shareholders ratify this selection at the annual meeting. Arthur Andersen LLP also acted as our independent auditors for fiscal year 2001.

  Representatives of Arthur Andersen LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  Ratification of the selection of Arthur Andersen LLP requires the affirmative vote of a majority of the shares voting on such proposal (i.e., shares voting for or against the proposal). Abstentions and broker non-votes are not counted for or against this proposal.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL NO. 2. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

                         REPORT OF THE AUDIT COMMITTEE

  The Audit Committee of Scientific-Atlanta's Board of Directors consists entirely of non-employee directors. The members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange. The Board of Directors has adopted a Charter for the Audit Committee. A copy of the Charter is attached to this Proxy Statement as Appendix A.

  The Audit Committee assists the Board of Directors in its oversight of Scientific-Atlanta's financial statements. Management is responsible for the financial statements and the financial reporting process. The independent auditors are responsible for expressing an opinion on the conformity of Scientific-Atlanta's audited financial statements to accounting principles generally accepted in the United States.

  In the performance of our oversight function, we have reviewed and discussed the audited financial statements with management and the independent auditors. We have discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

  We have received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and issued by the Independence Standards Board, and have discussed with the auditors the auditors' independence. We have also considered whether the provision of non-audit services provided by Arthur Andersen LLP is compatible with maintaining Arthur Andersen LLP's independence.

  In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Scientific-Atlanta's Report on Form 10-K for the year ended June 29, 2001 for filing with the SEC.

  Submitted by the Audit Committee:

             Marion Antonini, Chairman
             James V. Napier
             Sam Nunn
             David W. Dorman
             Terence F. McGuirk

Audit Fees

  The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual consolidated financial statements, audits of certain subsidiaries, and interim reviews of the financial statements were $800,000.

Financial Information Systems Design and Implementation Fees

  There were no fees billed by Arthur Andersen LLP for professional services rendered for financial information systems design and implementation for fiscal year 2001.

All Other Fees

  The aggregate fees billed by Arthur Andersen LLP for professional services rendered, other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees above, were $2,514,000. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Arthur Andersen LLP.

                                 OTHER MATTERS

  The board of directors of Scientific-Atlanta knows of no other matters which are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the officers, directors, and shareholders of Scientific-Atlanta who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish Scientific-Atlanta with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations submitted by the reporting persons, we believe that during the last fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except for Mr. Napier's failure to report three transactions on a timely basis.

                            FORM 10-K ANNUAL REPORT

  A copy of Scientific-Atlanta's Annual Report on Form 10-K, including financial statements and schedule, filed with the SEC for the fiscal year ended June 29, 2001, is included in the annual report to Shareholders which accompanies these proxy materials. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of Scientific-Atlanta's expenses in furnishing such exhibit(s). Any request for exhibits should be in writing addressed to William E. Eason, Jr., Senior Vice President and Secretary, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044.

         SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 2002 ANNUAL MEETING

  For a shareholder's proposal to be included in our Proxy Statement and form of proxy for the 2002 annual meeting of shareholders, the proposal must be submitted in writing to William E. Eason, Jr., Senior Vice President and Secretary, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044, by no later than May 27, 2002.

  In accordance with Scientific-Atlanta's By-Laws, shareholders who do not submit a proposal for inclusion in the Proxy Statement, as described in the previous paragraph, but who intend to present a proposal, nomination for director or other business for consideration at the 2002 annual meeting, are required to notify the Secretary of Scientific-Atlanta of their proposal, nomination or other business by no later than sixty (60) days (expected to be September 8, 2002) and no earlier than ninety (90) days (expected to be August 9, 2002) prior to the 2002 annual meeting. Scientific-Atlanta's By-Laws contain detailed requirements that the shareholder's notice must satisfy. If a shareholder does not comply with the notice requirements, including the deadlines specified above, the persons named as proxies in the form of proxy for the 2002 annual meeting will use their discretion in voting the proxies on any such matters raised at the 2002 annual meeting. Any shareholder notice and any request for a copy of Scientific-Atlanta's By-Laws should be in writing and addressed to William E. Eason, Jr., Senior Vice President and Secretary, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044.

                                 By Order of the Board of Directors,
                                          /s/ William E. Eason, Jr.
                                 William E. Eason, Jr.
                                 Senior Vice President and Secretary

October 2, 2001

                                                                     APPENDIX A

                            AUDIT COMMITTEE CHARTER

Membership

  The Audit Committee shall be comprised of at least three directors independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independence from management and the Company. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Company's Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

  The Committee members, one of whom shall be Chairman, shall be appointed annually at the meeting of the Board immediately following the annual meeting of shareholders.

Responsibilities of the Committee

 1. Provide assistance to the Board of Directors in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices.

 2. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented.

 3. Review with management and the independent auditors the annual audit scope, significant accounting policies and audit conclusions.

 4. Provide a basis for direct exchanges of views and information between the Directors and independent accountants concerning unresolved differences between management and the independent accountants arising from the audit, any perceived failure of internal controls, or any other significant financial or accounting matters.

 5. Provide a basis for direct exchanges of views and information between the Directors and the Company's internal auditors concerning significant uncorrected failures of internal control, improper conduct or other significant financial or accounting matters, which in the opinion of the internal auditor is not receiving adequate management attention.

 6. Monitor compliance with the Company's Code of Conduct and its Corporate Compliance Policy, and, in that connection, receive reports periodically from the Company's Compliance Committee.

 7.    Evaluate the Company's system of internal controls.

 8. Make recommendations to the Board of Directors regarding the selection, employment and compensation of the independent auditors. The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, and the Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in any proxy statement).

 9. Review compliance by the outside auditors with independence requirements. The Audit Committee is responsible for ensuring that the outside auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between such auditors and the Company and the Audit Committee is responsible for actively engaging in a dialog with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors and for recommending that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

 10. Review and discuss with management, Company counsel and the independent public accountants any significant issues raised by counsel concerning litigation, contingencies, claims or assessments.

 11. Review and reassess the adequacy of the Audit Committee charter on an annual basis.

 12. Report to the full Board of Directors as to the foregoing when appropriate.

Meetings

  There will be three regular meetings per year. In addition, special meetings may be called by the Chairman as needed.

  One regular meeting will be held prior to the start of each regular annual audit to review the proposed scope of the audit, cost estimates and current developments in the accounting and regulatory areas which might affect the Company or its financial statements.

  The second regular meeting will be at the conclusion of the audit to review the audited financial statements of the Company.

  The third regular meeting will be held in mid-year to review the status of the Company's internal controls, accounting principles, and Code of Conduct.

Authority

  The Committee shall have all such authority necessary to conduct investigations of matters within the scope of its functions and to retain outside counsel and other experts, if necessary, to assist in investigations.

  After consulting with the Board of Directors, the Committee shall have authority to redress identified violations of the Company's Compliance Policy.

                           SCIENTIFIC-ATLANTA, INC.
                                     PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                           FOR THE ANNUAL MEETING OF
                 SHAREHOLDERS TO BE HELD ON NOVEMBER 7, 2001

     The undersigned hereby appoints James F. McDonald and William E. Eason, Jr., and each of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned and to vote the Common Stock as specified below at the Annual Meeting of Shareholders of Scientific-Atlanta, Inc. to be held on November 7, 2001 at 9:00 a.m., local time, at Scientific-Atlanta's offices at 5030 Sugarloaf Parkway, Lawrenceville, GA 30044, and at any postponement or adjournment thereof, upon the following matters and in accordance with their best judgment with respect to any other matters which may properly come before the meeting, all as more fully described in the Proxy Statement for said Annual Meeting (receipt of which is hereby acknowledged).

     THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE DESIGNATED INDIVIDUALS WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE MEETING OR WHICH MAY OTHERWISE PROPERLY COME BEFORE THE MEETING. IF ANY OF THE NOMINEES FOR DIRECTOR ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXYHOLDER WILL VOTE FOR SUCH OTHER PERSON OR PERSONS AS THE BOARD OF DIRECTORS MAY RECOMMEND.


                     SCIENTIFIC-ATLANTA
                     P.O. BOX 11135
                     NEW YORK, N.Y. 10203-0135

                     (Continued and to be dated and signed on the reverse side.)

                                  Two Additional Ways to Vote Your Proxy
SCIENTIFIC-ATLANTA, INC.               VOTE BY TELEPHONE OR INTERNET
                                      24 Hours a Day - 7 Days a Week
                             Save your Company money - It's Fast and Convenient

           TELEPHONE
           ---------
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 . Use any touch-tone telephone.
 . Have your Proxy Form in hand.
 . Enter your Control Number
  located in the box below.
 . Follow the simple recorded instructions.

               OR

            INTERNET
            --------
  https://www.proxyvotenow.com/sfa

 . Go to the website address listed
  above.
 . Have your Proxy Form in hand.
 . Enter the Control Number, located
  in the box below.
 . Follow the simple instructions.

               OR

              MAIL
              ----

 . Mark, sign and date your proxy
  card.
 . Detach card from Proxy Form.
 . Return the card in the
  postage-paid envelope provided.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.

         1-866-849-8141
    CALL TOLL-FREE TO VOTE

       CONTROL NUMBER FOR
  TELEPHONE / INTERNET VOTING


      DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET
--------------------------------------------------------------------------------

                           Please Detach Here
             You Must Detach This Portion of the Proxy Card
              Before Returning it in the Enclosed Envelope


The Board of Directors favors an affirmative vote for the nominees for director listed below and for proposal 2.

1. ELECTION OF DIRECTORS    FOR all nominees   WITHHOLD AUTHORITY to vote      *EXCEPTIONS
                            listed below.      for all nominees listed below.

Nominees: (1) JAMES I. CASH, JR., (2) DAVID W. DORMAN, (3) JAMES F. MCDONALD AND
(4) TERENCE F. MCGUIRK
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions:
            --------------------------------------------------------------------

                         Change of Address and/or Comments Mark Here



2. Ratification of selection of Arthur Andersen LLP as independent auditors of Scientific-Atlanta. 2.

   FOR[ ]                  AGAINST[ ]                    ABSTAIN[ ]

If you agree to access our Annual Report and Proxy Materials electronically in the future, please mark this box.[ ]

Note: Please date and sign this Proxy exactly as name appears. When signing as attorney, trustee, administrator, executor or guardian, please give your title as such. In the case of joint tenants, each joint owner should sign.


                                   Dated                            , 2001
                                         ---------------------------

                                                                      (SEAL)
                                   ---------------------------------
                                   Signature
                                                                      (SEAL)
                                   ---------------------------------
                                   Signature (If held jointly)

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